UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2005

LITHIUM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (610) 940-6090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Information is being furnished herein in Exhibit 99.3 by Lithium Technology Corporation (the “Company”) with respect to a presentation that may be made to certain investors and others. These materials are dated August 25, 2005, and the Company does not undertake to update the materials after that date.

The Company’s reports on Forms 10-KSB, 10-QSB and 8-K and other publicly available information should be consulted for other important information about the Company.

Information contained herein, including Exhibits 99.3 and 99.4, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On August 25, 2005, the Company issued a press release relating to a contract received from ThyssenKrupp Marine Systems AG to develop large lithium ion batteries for use in non-nuclear manned submarines. A copy of the press release is attached as Exhibit 99.4 and the information therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.3	Executive Summary of Lithium Technology Corporation, dated August 25, 2005

99.4	Press Release dated August 25, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: August 25, 2005

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ William F. Hackett
William F. Hackett
Chief Financial Officer

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